Exhibit 99.2
ev3 and Chestnut Medical Proposed Acquisition June 2, 2009

Forward-Looking Statements Statements contained in this presentation that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the expected timing of ev3's acquisition of Chestnut, the anticipated effect of the acquisition on ev3's future EPS and other operating results, the expected timing of the contingent payment, the market potential and anticipated market acceptance of Chestnut's products and other statements identified by words such as "expect," "anticipate," "intend," "will," "may," "believe," "could," "continue," "future," "estimate," "potential," "outlook," "guidance," or the negative of these words or other words of similar meaning. Forward- looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3's actual results to be materially different than those expressed in or implied by ev3's forward-looking statements. For ev3, particular uncertainties and risks include, among others, delays in completing the acquisition of Chestnut and the risk that the acquisition may not be completed at all; the reduction in ev3's cash to pay the cash portion of the merger consideration; failure to achieve the revenues, cost savings, earnings, growth prospects and any or other synergies expected from the acquisition or delays in realization thereof; delays and challenges in integrating the businesses after the acquisition is completed; operating costs and business disruption during the pendency of and following the acquisition, including adverse effects on employee retention and on business relationships with third parties, including physicians, providers and distributors; ev3's future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, the timing of product regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing and effect of regulatory actions. More detailed information on these and additional factors that could affect ev3's actual results are described in ev3's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to update publicly its forward-looking statements.

Use of Non-GAAP Financial Measures To supplement ev3's consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non- GAAP financial measures in this presentation, such as "non-GAAP EPS." Although ev3 typically provides reconciliations of its non-GAAP financial measures to the most comparable U.S. GAAP measures, ev3 has not done so in this presentation because of the uncertainty at this time in forecasting the timing and amount of future amortization and other charges as a result of ev3's acquisition of Chestnut, such as the anticipated charges associated with the accounting treatment of the contingent milestone payment. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3's financial results prepared in accordance with GAAP.

Overview

Chestnut Medical Technologies, Inc.

- Founded to pioneer new minimally invasive therapies for interventional neuroradiology
- Chestnut's mission is to develop technologies that are easier to use while improving outcomes and reducing complications in the treatment of neurovascular disease
- Headquarters in Menlo Park, CA; 24 employees
- Chestnut's first products
  - Pipeline Embolization Device (PED) flow diversion technology for treatment of cerebral aneurysms
  - Alligator Retrieval Device (ARD) for foreign body retrieval





Chestnut Medical

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Transaction Highlights Chestnut Medical Technologies, Inc. Consideration up to $150M Total upfront consideration of $75M payable at closing, with 30% to 40% in cash and remainder in ev3 common stock Additional milestone-based contingent payment of up to $75M payable in a combination of cash and ev3 common stock any contingent payment not expected to be paid until 2011 Impact on earnings GAAP EPS: dilutive in 2009 and 2010; neutral in 2011, accretive thereafter Non-GAAP adjusted EPS: dilutive in 2009; accretive in 2010 and beyond Subject to customary closing conditions, expect to close within approximately 45 days Upfront cash payment financed through cash on hand

Chestnut Medical is an Excellent Fit Chestnut Medical transaction reinforces ev3's commitment to neurovascular division ev3's fastest growing division (5-year CAGR of 41%) Pipeline gross margin expected to be consistent with, or better than, the current gross margin of ev3's neuro business Pipeline manufacturing will fit well with existing manufacturing processes and capabilities Pipeline's market expanding potential will enhance ev3's #2 overall market position and reputation as an innovator Ability to treat large and giant, wide-neck and other challenging aneurysms that currently are not treatable or are difficult to treat with coils May accelerate growth of endovascular market by driving conversion from surgery Worldwide market potential for flow diversion technology may represent as many as one-fourth of the treated aneurysm patient population or approximately $350 million by 2013 Will leverage ev3's existing global neurovascular sales and marketing organization to accelerate therapy adoption Chestnut acquisition will be immediate revenue contributor with access to approximately 40% of the worldwide market Pipeline already has CE Mark approval in large European market with strong ev3 distribution presence; U.S. IDE studies ("PUFS" and "COCOA") underway; Alligator already has CE Mark and is 510(k) cleared Pipeline's innovative technology will enhance ev3 access to leading neurovascular centers and create pull-through opportunity for ev3's neuro product line, especially coils where ev3 is a relatively small player Pipeline provides differentiated and proprietary technology platform that will continue to fuel growth

Chestnut's Products Innovative flow diversion device to treat cerebral aneurysms "Intravascular" vs "Intrasaccular" treatment approach CE Mark; U.S. IDE studies underway Pipeline Embolization Device (PED) Foreign body retrieval technology Allows for positive and direct grasping and tactile feedback of foreign body CE Mark and 510(k) cleared Alligator Retrieval Device (ARD)

Significant Unmet Clinical Need in Treating Challenging Aneurysms

- Current therapy options include surgical clipping or bypass and endovascular coiling and stent-assisted coiling
- Current therapy options not effective in treating large & giant, wide-neck or non-saccular aneurysms
- Incomplete aneurysm occlusion and recurrence are major shortcomings of current therapy options

Incomplete Aneurysm Occlusion



Complete
Neck
Incomplete
Attempt
%
80
70
60
50
40
30
20
10
0
S/S
S/W
L
G
Total

FIG. 3. Bar graph showing overall aneurysm size and embolization outcome. From left, bars show complete through attempted embolizations. G = giant; L = large; S/S = small with small neck; S/W = small with wide neck.

Murayama, et al. J Neurosurgery 2003; 98:959-966

Aneurysm Recurrence

Re-Rupture Rate (Rate/100 Patient-years) versus Percent Angiographic Occlusion



Percentage Recanalization
16
14
12
10
8
6
4
2
0
0.6
0.8
4.3
15
Complete
91-99%
70-90%
<70%

CARAT Study. Johnston, et al. Stroke 2008; 39:120-125

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Pipeline Embolization Device: The Future of Aneurysm Treatment Extends endovascular treatment into large market segment with significant unmet clinical need Large & giant, wide-neck and other challenging aneurysms that currently are not well treated with either surgical or endovascular techniques May accelerate growth of endovascular market by driving conversion from surgery Flow diversion represents new treatment paradigm for cerebral aneurysms "Intravascular" therapy vs "Intrasaccular" therapy Specifically engineered for complete embolization of aneurysm, while maintaining patency of parent artery Designed to avoid major shortcomings of existing intrasaccular aneurysm therapies- incomplete aneurysm occlusion and aneurysm recurrence Favorable initial clinical data published Strong results in aneurysms that are technically difficult to treat with traditional endovascular techniques Existing data suggest that Pipeline may provide a definitive therapy of those lesions that have been the most challenging to treat with conventional surgical approach (clipping) or intrasaccular occlusion techniques (coiling) Meaningfully increases ability to ensure we meet needs of clinician customers around the world and patients they serve Investigational Use Only: Not FDA approved or cleared

Significant Market Opportunity for Pipeline Solution

Potential Endovascular Procedures (1)
85,000

49% (2)

42,000

Market Opportunity

Procedures	42,000
Procedure ASP	$8,200-$8,500
Avg. Implants / Procedure	1.5

Global market opportunity - 2013

~$350 million

(1) ev3 estimates; Worldwide aneurysm procedures suitable for endovascular treatment in 2013; excludes ruptured aneurysms

(2) Assumed treatable with flow diversion device (large & giant, wide-neck, or nonsaccular aneurysms)

Investigational Use Only: Not FDA approved or cleared

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Pipeline: How it Works Self-expanding, microcatheter-delivered, cylindrical mesh "Flow Diversion" device Designed to: 1) divert blood flow away from the aneurysm sac 2) assist in reconstruction of the parent artery 3) while leaving the side vessels open Investigational Use Only: Not FDA approved or cleared To view Pipeline animation, download separate file named "Pipeline Embolization Device Demonstration" from ev3's website http://ir.ev3.net

Why Pipeline Flow Diversion vs Stenting? Pipeline Flow Diversion Neuro Stents Able to navigate and conform to curved vasculature +++ +/++ Flow alteration +++ + Coil or embolic retention +++ ++ Supports intimal growth across neck of aneurysm +++ + Deliverability +++ ++/+++ Radiopacity / Visibility ++ +

Very Favorable Early Physician Experience "We have done five aneurysms with Pipeline yesterday and today. It was certainly impressive. They improved the technology a lot, they have a new deployment catheter which is great and also new pusher and a second generation design. It is definitely the way to go." "The Pipeline Embolization Device represents a new paradigm in the treatment of aneurysms aimed at total exclusion by flow diversion and definitive anatomic reconstruction of the parent artery." "Aneurysm treatment with flow modification (Pipeline) is now technically feasible and is effective in producing complete and stable aneurysm thrombosis and collapse." "Patients in the [PUFS U.S. IDE] clinical trial are recovering faster, typically leaving the hospital after one night's stay and with a week of recovery. With traditional methods, the typical hospital stay is three to four days and the recovery period is four to eight weeks." Investigational Use Only: Not FDA approved or cleared

Pre-Treatment 1 month Follow-Up Pipeline Case Example #1: Standalone Treatment of Aneurysm Post-Treatment Investigational Use Only: Not FDA approved or cleared

6 month Follow-Up Post-Treatment Pre-Treatment Pipeline Case Example #2: Treatment of Recurring Aneurysm after Coiling Investigational Use Only: Not FDA approved or cleared

Pipeline Selected Clinical References Lylyk P, et al: Curative endovascular reconstruction of cerebral aneurysms with the Pipeline Embolization Device: The Buenos Aires Experience. Neurosurgery 64:632- 643, 2009. Access article at: www.pubmed.gov Conclusion: "Endovascular reconstruction with the PED represents a safe, durable, and curative treatment of selected wide-necked, large and giant cerebral aneurysms. The rate of complete occlusion at the time of the 12-month follow-up examination approached 100% in the present study. To date, no angiographic recurrences have been observed during serial angiographic follow-up." Fiorella D, et al: Curative reconstruction of a giant midbasilar trunk aneurysm with the Pipeline Embolization Device: Case report. Neurosurgery 64:1-6, 2009. Access article at: www.pubmed.gov Conclusion: "The PED provides a safe and definitive constructive treatment option for large, giant, and fusiform/circumferential aneurysms. The PED can achieve complete aneurysm occlusion without embolization coils. When applied judiciously, the PED may be used safely in vascular segments that give rise to eloquent perforators." Kallmes D, et al: A second generation, endoluminal, flow-disrupting device for treatment of saccular aneurysms. American Journal of Neuroradiology AJNR 2009 Apr 15. [Epub ahead of print]. Access article at www.pubmed.gov Conclusion: "The PED-2 is a biocompatible and hemocompatible device that occludes saccular aneurysms while preserving the parent artery and small branch vessels in our animal model." Fiorella D, et al: Endovascular Treatment of Cerebral Aneurysms. Endovascular Today June 2008. Access article at: www.endovasculartoday.com Conclusion: "Parent vessel reconstructive devices, such as the PED, represent a new treatment paradigm for intracranial aneurysms. The existing data suggest that these devices may provide a definitive cure of those lesions that have proven to be the most challenging to treat with the standard, more conventional, endosaccular occlusion techniques."

Pipeline Clinical Study Overview 300+ patients treated to date with the Pipeline device PITA Study ("Pipeline for Intracranial Treatment of Aneurysms") Conducted at 4 centers, N=31 6-month study with clinical and radiographic follow-up Effectiveness: 93% complete occlusion at 6 mo; 100% occluded at 1 yr Safety: 2 (6.3%) stroke PUFS Study ("Pipeline for Uncoilable or Failed Aneurysms") U.S. IDE non-randomized, single-arm PMA study using historical control Large or giant and wide-necked (>4mm) aneurysms ~80 of 100 patients enrolled to date 6-mo safety (death and ipsilateral stroke) and effectiveness (complete occlusion - no recurrence) endpoint U.S. approval anticipated in 2011 or 2012 COCOA Study ("Complete Occlusion of Coilable Aneurysms") U.S. IDE study randomized vs coils Smaller aneurysms typically treated with coils ~3 of 200 patients enrolled to date 6-mo safety (death and ipsilateral stroke) and effectiveness (complete occlusion - no recurrence) endpoint U.S. approval timetable TBD

In Summary: Chestnut Medical is an Excellent Fit Complementary growth platform that fits our mission - broadens product portfolio for aneurysm treatment and offers first-mover advantage in flow diversion devices Compelling initial published clinical data compared to existing treatment alternatives Provides immediate revenue and access to international markets - $350M million potential global market opportunity in 2013 Leverages ev3's established global sales organization and physician relationships Engine for higher revenue growth and enhanced shareholder value ev3 and Chestnut Medical Proposed Acquisition June 2, 2009